Exhibit 10.4

RocketFuel Blockchain, Inc.

201 Spear Street, Suite 1100

San Francisco, CA 94105

(424) 256-8560 • (310) 388-0582 (fax)

Bennett J. Yankowitz
Chief Financial Officer
b.yankowitz@rocketfuelblockchain.com

August 6, 2021

G Kapital ApS

Mesterlodden 3b, 1.

DK - 2820 Gentofte

Attn:	Tom Glæsner Larsen
Direktør/CEO

Re:	Amendment of Warrant No. W-5 to Purchase Shares of Common Stock

Ladies and Gentlemen:

This letter sets forth our agreement with respect to Warrant No. W-5, dated April 26, 2021 (the “Warrant”), issued to G Kapital ApS (the “Holder”), to purchase 1,500,000 shares of Common Stock, par value $0.001 per share, of RocketFuel Blockchain, Inc. (the “Company”), at a purchase price of $1.50 per share.

The Company and the Holder agree as follows:

1. Capitalized terms not otherwise defined in this agreement have the meanings set forth in the Warrant.

2. On the condition that the Holder exercises the Warrant for an aggregate amount of at least $100,000 by wire transfer of funds no later than the close of business in Los Angeles California on Friday August 20, 2021, the terms of the Warrant shall be modified as follows:

(a) The Exercise Price for the entire Warrant shall be reduced to $1.00 per share.

(b) The Warrant shall allow for the purchase of up to 2,250,000 shares of Common Stock.

(c) Upon timely receipt of such $100,000, the Company shall promptly direct its transfer agent to issue 100,000 restricted shares of Common Stock to the Holder.

3. Except as modified by this agreement, the original terms of the Warrant shall remain in full force and effect.

Please indicate your acceptance of this agreement by executing a copy of this letter.

Sincerely,

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer

Agreed to and Accepted:

G Kapital ApS

By:	/s/ Tom Glæsner Larsen
Tom Glæsner Larsen
Direktør/CEO